UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 21, 2010

VALIDUS HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-33606	98-0501001
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)
29 Richmond Road, Pembroke, HM 08 Bermuda
(Address of principal executive offices)
Registrant’s telephone number, including area code: (441) 278-9000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Underwriting Agreement.
     On January 21, 2010, Validus Holdings, Ltd. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., as representative of the several underwriters named therein, pursuant to which the Company agreed to sell to the Underwriters $250 million aggregate principal amount of its 8.875% Senior Notes due 2040 (the “Notes”). The Underwriting Agreement contains representations, covenants and closing conditions that the Company believes are usual and customary for underwriting agreements relating to underwritten offerings of unsecured senior notes.
     The closing of the sale of the Notes occurred on January 26, 2010. The Notes were registered under the Securities Act of 1933, as amended. The net proceeds from the offering of the Notes, after deducting underwriting discounts and commissions and estimated offering expenses, were approximately $244.3 million and will be used for general corporate purposes, which may include the repurchase of the Company’s outstanding capital stock, dividends to the Company’ shareholders and/or potential acquisitions. The Company currently has no agreements or letters of intent to make any acquisitions.
     A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.
Indenture and Supplemental Indenture.
     The Notes are governed by an Indenture, dated as of January 26, 2010 (the “Indenture”), by and between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by a first supplemental indenture (the “Supplemental Indenture”), dated as of January 26, 2010, between the Company and the Trustee.
     The Notes are the Company’s unsecured and unsubordinated obligations and rank equally in right of payment with all of its existing and future unsecured and unsubordinated indebtedness. The Notes will bear interest at a rate of 8.875% per year from January 26, 2010 to maturity or early redemption. Interest on the Notes is payable semiannually on January 26 and July 26 of each year, commencing on July 26, 2010. The Notes have no sinking fund or mandatory redemption. The Company may redeem the Notes in whole at any time or in part from time to time at a redemption price equal to the greater of the principal amount of the Notes or a make-whole price, plus accrued and unpaid interest.
     Copies of the Indenture and the Supplemental Indenture are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference. The form of Note issued pursuant to the First Supplemental Indenture is included as Exhibit I to the Supplemental Indenture and incorporated herein by reference. The description of the material terms of the Underwriting Agreement, the Indenture and the Supplemental Indenture are qualified in their entirety by reference to such exhibits.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant.
     See the description regarding the Company’s issuance and sale of the Notes contained in Item 1.01 above, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
     In connection with the offering of the Notes, the Company is filing certain exhibits as part of this Form 8-K that are incorporated by reference in the registration statement related to the Notes.
(d) Exhibits

Exhibit	Description
Exhibit 1.1	Underwriting Agreement, by and among Validus Holdings, Ltd. and Goldman, Sachs & Co., dated January 21, 2010.

Exhibit 4.1	Indenture, by and between Validus Holdings, Ltd. and The Bank of New York Mellon, dated January 26, 2010.

Exhibit 4.2	First Supplemental Indenture, by and between Validus Holdings, Ltd. and The Bank of New York Mellon, dated January 26, 2010.

Exhibit 5.1	Opinion of Appleby.

Exhibit 5.2	Opinion of Cahill Gordon & Reindel llp.

Exhibit 15.1	Letter Regarding Unaudited Interim Financial Information.

Exhibit 23.1	Consent of Appleby (included in Exhibit 5.1).

Exhibit 23.2	Consent of Cahill Gordon & Reindel llp (included in Exhibit 5.2)

Exhibit 23.3	Consent of KPMG.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 26, 2010

VALIDUS HOLDINGS, LTD. (Registrant)
By:	/s/ Robert F. Kuzloski
	Name:	Robert F. Kuzloski
	Title:	Senior Vice President, Assistant General Counsel

EXHIBIT INDEX

Exhibit	Description
Exhibit 1.1	Underwriting Agreement, by and among Validus Holdings, Ltd. and Goldman, Sachs & Co., dated January 21, 2010.

Exhibit 4.1	Indenture, by and between Validus Holdings, Ltd. and The Bank of New York Mellon, dated January 26, 2010.

Exhibit 4.2	First Supplemental Indenture, by and between Validus Holdings, Ltd. and The Bank of New York Mellon, dated January 26, 2010.

Exhibit 5.1	Opinion of Appleby.

Exhibit 5.2	Opinion of Cahill Gordon & Reindel llp.

Exhibit 15.1	Letter Regarding Unaudited Interim Financial Information.

Exhibit 23.1	Consent of Appleby (included in Exhibit 5.1).

Exhibit 23.2	Consent of Cahill Gordon & Reindel llp (included in Exhibit 5.2)

Exhibit 23.3	Consent of KPMG.